Exhibit 4.2

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY

Of a Document filed with the Province of
British Columbia Registrar of Companies

Notice of Articles
CAROL PREST
BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 29, 2021 04:13 PM Pacific Time

Incorporation Number:	BC1166724

Recognition Date and Time:	Incorporated on June 1, 2018 03:50 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:
DRAGANFLY INC.

REGISTERED OFFICE INFORMATION
Mailing Address:	Delivery Address:
2800 PARK PLACE	2800 PARK PLACE
666 BURRARD STREET	666 BURRARD STREET
VANCOUVER BC V6C 2Z7	VANCOUVER BC V6C 2Z7
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
2800 PARK PLACE	2800 PARK PLACE
666 BURRARD STREET	666 BURRARD STREET
VANCOUVER BC V6C 2Z7	VANCOUVER BC V6C 2Z7
CANADA	CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Hannewyk, Justin

Mailing Address:	Delivery Address:
4132 HALIFAX STREET, TH9	4132 HALIFAX STREET, TH9
BURNABY BC V5C 6V1	BURNABY BC V5C 6V1
CANADA	CANADA

Last Name, First Name, Middle Name:

Mitnick, John M.

Mailing Address:	Delivery Address:
6824 WEMBERLY WAY	6824 WEMBERLY WAY
MCLEAN VA 22101	MCLEAN VA 22101
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:

Chell, Cameron

Mailing Address:	Delivery Address:
400, 630 8TH AVE SW	6824 WEMBERLY WAY
CALGARY AB T2P 1G6	CALGARY AB T2P 1G6
CANADA	CANADA

Last Name, First Name, Middle Name:

Aasen, Olen

Mailing Address:	Delivery Address:
520 - 2509 WATSON STREET	520 - 2509 WATSON STREET
VANCOUVER BC V5T 3G8	VANCOUVER BC V5T 3G8
CANADA	CANADA

Last Name, First Name, Middle Name:

Card Jr., Andrew Hill

Mailing Address:	Delivery Address:
10 MEETINGHOUSE ROAD	10 MEETINGHOUSE ROAD
JAFFREY NH 03452-5126	JAFFREY NH 03452-5126
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:

Larson, Scott (formerly Larsen, Scott)

Mailing Address:	Delivery Address:
7724 LAWRENCE DR.	7724 LAWRENCE DR.
BURNABY BC V5A 3M7	BURNABY BC V5A 3M7
CANADA	CANADA

Page: 2 of 3

Last Name, First Name, Middle Name:

Silva, Denis

Mailing Address:	Delivery Address:
2800 PARK PLACE	2800 PARK PLACE
666 BURRARD STREET	666 BURRARD STREET
VANCOUVER BC V6C 2Z7	VANCOUVER BC V6C 2Z7
CANADA	CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

July 17, 2019

July 17, 2019

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

With Special Rights or
Restrictions attached

2.	No Maximum	Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

Page: 3 of 3